Exhibit 99.1
ANI Pharmaceuticals Reports Record Second Quarter 2026 Financial Results

•Quarterly net revenues of $266.0 million, an increase of 25.9% year-over-year
•Purified Cortrophin® Gel net revenues of $117.1 million, an increase of 43.5% year-over-year
•Quarterly GAAP net income available to common shareholders of $24.7 million; Quarterly adjusted non-GAAP EBITDA of $71.6 million, an increase of 32.4% year-over-year
•Diluted GAAP income per share of $1.05 and adjusted non-GAAP diluted earnings per share of $2.21
•Reaffirming 2026 guidance for total net revenue of $1,080 - $1,140 million and adjusted non-GAAP EBITDA of $285 - $300 million

PRINCETON, N.J., August 7, 2026 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the second quarter ended June 30, 2026.

“In the second quarter, we delivered outstanding financial results, while we implemented the largest Rare Disease sales force expansion in our history,” said Nikhil Lalwani, President and CEO of ANI. “Leading indicators from our gout expansion for Cortrophin Gel are very positive, with the team rapidly delivering a large funnel of new patient cases, with significant breadth and depth of prescribing. The encouraging initial trends we are seeing from the gout expansion, and the continued momentum in our existing specialties, further support our conviction in Cortrophin Gel’s sizable multi-year growth opportunity.”

“We are reaffirming our full year 2026 total net revenue guidance of $1,080 - $1,140 million and adjusted non-GAAP EBITDA of $285 - $300 million. Based on our results in the first half of 2026, we are modestly adjusting our Cortrophin Gel net revenue guidance to $520 - $540 million, reflecting 50-55% growth for the full year. Our solid track record of commercial execution and prudent capital allocation combined with our strong balance sheet position us well for continued shareholder value creation,” he concluded.

Second Quarter and Recent Business Highlights:

Rare Disease
•Cortrophin Gel:
▪Cortrophin Gel net revenues were $117.1 million for the second quarter of 2026, an increase of 43.5% over the same period in 2025. Year-over-year growth in the second quarter of 2026 was driven primarily by the existing specialty areas of Nephrology, Neurology, Ophthalmology, Pulmonology and Rheumatology. Momentum for the existing specialties has continued into the third quarter with a record number of new cases initiated in July.
▪ANI’s organization expansion to reach podiatrists and primary care physicians for Cortrophin Gel in acute gouty arthritis flares was fully operational as of the end of June, as planned.
▪The Company’s key demand metrics of the gout expansion have been very positive to date, with over 95% of the reps generating multiple new patient cases and over a third of the prescribers initiating two or more cases, and the Company has seen balanced demand from both podiatrists and primary care physicians.
▪The gout expansion targets an estimated addressable market of approximately 285,000 patients, the majority of whom are treated by podiatrists and primary care physicians.

•ILUVIEN:
▪ILUVIEN® net revenues were $18.7 million for the second quarter of 2026, a decrease of 16.1% over the same period in 2025 based primarily on timing of international shipments.
▪The Company announced 6-month topline data from the Phase 4 open-label single-arm SYNCHRONICITY clinical trial in chronic non-infectious uveitis affecting the posterior segment of the eye (NIU-PS) and anticipates announcing the detailed results and additional analyses at a key medical conference attended by retina specialists in the fourth quarter of 2026.

Generics
•Generics net revenues were $99.1 million in the second quarter of 2026, an increase of 9.7% over the same period in 2025, driven by new product launches, including the partnered generic launch that commenced in the third quarter of 2025.
•Launched 12 new Generics products year-to-date, and on track for at least 15 new product launches in 2026.

Brand Royalties and Other Revenues
•The Company recognized $17.7 million of revenue under the Harmony Agreement, comprised of $9.7 million of royalties on net sales of pitolisant-based products for the second quarter of 2026, and $8.0 million based upon work completed in the quarter toward the achievement of certain development milestones. The balance of the development work is expected to be completed in the third quarter of 2026, at which time the Company will recognize an additional $2.0 million in development milestone revenue. In addition, the Company will continue to earn low single digit royalties on net sales of pitolisant-based products.

Brands
•Brands net revenues were $11.8 million for the second quarter of 2026, a decrease of 10.5% over the same period in 2025, reflecting a normalization in demand for certain products.

Corporate Highlights
•Effective on May 8, 2026, ANI’s board of directors authorized a share repurchase program to repurchase up to $100.0 million in common stock through May 2029.
Second Quarter 2026 Financial Results

	Three Months Ended June 30,
(in thousands)	2026	2025	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$117,126	$81,647	$35,479	43.5%
ILUVIEN and YUTIQ (1)	18,718	22,316	(3,598)	(16.1)%
Rare Disease total net revenues	$135,844	$103,963	$31,881	30.7%
Brands	11,813	13,195	(1,382)	(10.5)%
Brand royalties and other revenues	17,731	—	17,731	100.0%
Rare Disease and Brands total net revenues	$165,388	$117,158	$48,230	41.2%
Generics and Other
Generic pharmaceutical products	99,051	90,297	8,754	9.7%
Other generic revenues	1,605	3,916	(2,311)	(59.0)%
Generics and Other total net revenues	$100,656	$94,213	$6,443	6.8%
Total net revenues	$266,044	$211,371	$54,673	25.9%
(1) There were no sales of YUTIQ during the quarter ended June 30, 2026, as the Company transitioned promotional efforts in the U.S. from YUTIQ to ILUVIEN, which has a combined label of DME and NIU-PS during the second quarter of 2025.

All comparisons are made versus the same period in 2025 unless otherwise stated.

Total net revenues for the second quarter of 2026 were $266.0 million, an increase of 25.9% over the prior year period.

Net revenues for Rare Disease, which includes Cortrophin Gel and ILUVIEN, increased 30.7% to $135.8 million. Cortrophin Gel net revenues increased 43.5% to $117.1 million and ILUVIEN net revenues decreased 16.1% to $18.7 million. Growth for Cortrophin was driven primarily by increased volume while ILUVIEN was impacted by timing of shipments in certain international markets.

Net revenues for Brands decreased 10.5% to $11.8 million driven by normalization in demand for certain products.

Net revenues from Brand royalties and other revenues include $8.0 million of revenue recognized upon work completed in the quarter toward the achievement of certain development milestones and royalties of approximately $9.7 million, related to the Harmony Agreement.

Net revenues for Generic pharmaceutical products increased 9.7% to $99.1 million driven by continued strength in the partnered generic launch that commenced in the third quarter of 2025, contribution from new product launches and commercial and operational outperformance.

On a GAAP basis, gross margin decreased from 64.7% to 62.4%, while on a non-GAAP basis, gross margin decreased from 64.9% to 62.6%. Both decreases were primarily due to higher sales of royalty bearing products, including Cortrophin Gel and a partnered generic product that launched in the third quarter of 2025, and the non-recurrence of prior year revenues from Prucalopride. These effects were somewhat tempered by the revenue recognized under the Harmony Agreement.

On a GAAP basis and a non-GAAP basis, research and development expenses decreased 10.8% to $14.7 million and 11.4% to $14.1 million, respectively, driven by timing associated with ongoing and new projects to support future growth of our Rare Disease and Generics businesses.

On a GAAP basis, selling, general, and administrative expenses increased 12.1% to $91.7 million, while on a non-GAAP basis, selling, general, and administrative expenses increased 20.2% to $80.7 million. Both comparisons include incremental expense related to the initial marketing and recruitment expense of our expansion of the Rare Disease team, which is targeting opportunities in acute gouty arthritis, and an overall increase in activities to support the growth of our business.

On a GAAP basis, the Company reported net income attributable to common shareholders of $24.7 million, or $1.05 per diluted share, for the second quarter of 2026 compared to $8.1 million, or $0.36 per diluted share, in the prior year period. On a non-GAAP basis, the Company reported adjusted diluted earnings per share of $2.21 for the second quarter of 2026 compared to $1.80 in the prior year period.

Adjusted non-GAAP EBITDA for the second quarter of 2026 was $71.6 million, an increase of 32.4% from the second quarter of 2025, driven by increased net revenues and gross profit.

For reconciliations of adjusted non-GAAP metrics, including non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures, please see Table 3, Table 4, and Table 5 below, respectively.

Liquidity

As of June 30, 2026, the Company had $360.2 million in unrestricted cash and cash equivalents, $274.5 million in net accounts receivable and $620.9 million in principal value of outstanding debt (inclusive of the Company’s senior convertible notes). The Company generated cash flow from operations of $115.0 million on a year to date basis.

Full Year 2026 Financial Guidance

	Revised Full Year 2026 Guidance	Previous Full Year 2026 Guidance	2025 Actual	Growth
Net Revenue (Total Company)	$1,080 million - $1,140 million	$1,080 million - $1,140 million	$883 million	22% - 29%
Cortrophin Gel Net Revenue	$520 million - $540 million	$540 million - $575 million	$348 million	50% - 55%
ILUVIEN Net Revenue	$78 million - $83 million	$78 million - $83 million	$75 million	4% - 11%
Adjusted Non-GAAP EBITDA	$285 million - $300 million	$285 million - $300 million	$230 million	24% - 31%
Adjusted Non-GAAP Diluted EPS	$9.19 - $9.69	$9.19 - $9.69	$7.89	16% - 23%
ANI expects full year total company adjusted non-GAAP gross margin between 59.9% and 60.9% and anticipates approximately 21.5 million and 21.8 million shares outstanding for the purpose of calculating full year adjusted non-GAAP diluted EPS. The Company expects its annual U.S. GAAP effective tax rate to be between 26% and 28% and will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share utilizing a tax rate of 26%.

Conference Call

The Company’s management will host a conference call and webcast today, Friday, August 7, at 8:00 a.m. ET to discuss its second quarter 2026 results.

To view the webcast, please click here. Links to access the webcast and conference call will also be available on the “Events & Presentations” page of the Company’s website at https://www.anipharmaceuticals.com, under the “Investors” section. A replay of the event will remain accessible for up to one year.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income, excluding tax expense, interest expense, net, other expense (income), net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized gain (loss) on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expenses, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income, plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to fully offset the dilutive effect of the senior convertible notes recognized in the calculation of GAAP diluted EPS, and therefore 340,000 shares and 345,000 shares, for the three and six months ended June 30, 2026, respectively, have been excluded from the calculation of Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance. Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives” by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit https://www.anipharmaceuticals.com/.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s strategy; its expectations regarding its future operations, financial position or revenues, including its 2026 financial guidance; its expectations regarding its share repurchase program; the results and timing of the Company’s preclinical studies, clinical trials, regulatory submissions and regulatory approvals; the commercialization and anticipated sales of the Company’s products, including current and planned product launches and any additional product launches from the Company’s generic pipeline; the Company’s estimates of the market opportunity and addressable patient populations for its products; the expansion and execution capabilities of the Company’s sales force for acute gouty arthritis for Cortrophin Gel; the Company’s anticipated growth opportunities, including for Cortrophin Gel and ILUVIEN; the Company’s positioning for continued shareholder value creation; anticipated R&D developments and clinical trial advances; and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of the Company’s approved products, including Cortrophin Gel and ILUVIEN, to achieve commercialization at levels of market acceptance that will allow the Company to maintain profitability; the Company’s ability to complete or achieve any or all of the intended benefits of acquisitions and investments, in a timely manner or at all; delays and disruptions in the production of the Company’s approved products; increased costs and potential loss of revenues if the Company needs to change suppliers due to the limited number of suppliers for its raw materials, active pharmaceutical ingredients, excipients, and other materials; delays and disruptions in the production of the Company’s approved products as a result of its reliance on single source third party contract manufacturing supply for certain of its key products, including Cortrophin Gel and ILUVIEN; delays or failure to obtain or maintain approvals by the FDA of the Company’s products; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies; risks that the Company may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of the Company’s products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs or macroeconomic disruptions; the ability of the Company’s manufacturing partners to meet its product demands and timelines; the impact of changes or fluctuations in exchange rates; the Company’s ability to develop, license or acquire, and commercialize new products; the Company’s obligations in agreements under which it licenses, develops or commercializes rights to products or technology from third parties and its ability to maintain such licenses; the level of competition the Company faces and the legal, regulatory and/or legislative strategies employed by its competitors to prevent or delay competition from generic alternatives to branded products; the Company’s ability to protect its intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which the Company is, or may become, a party; the Company’s ability, and that of its suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; the Company’s ability to maintain the services of its key executives and other personnel; and general business and economic conditions, such as inflationary pressures, geopolitical conditions.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Irina Koffler, Vice President, Investor Relations
T: 917-734-7387
E: Irina.koffler@anipharmaceuticals.com

Media Relations:
Argot Partners
T: 212-600-1494
E: ani@argotpartners.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Revenues	$266,044	$211,371	$503,506	$408,493

Operating Expenses
Cost of sales (excluding depreciation and amortization)	100,158	74,615	193,740	147,652
Research and development	14,747	16,535	25,347	27,099
Selling, general, and administrative	91,661	81,771	165,316	158,299
Depreciation and amortization	19,640	23,281	40,559	46,172
Contingent consideration fair value adjustment	(622)	1,277	(804)	(10,815)

Total Operating Expenses, net	225,584	197,479	424,158	368,407

Operating income	40,460	13,892	79,348	40,086

Other (expense) income, net
Unrealized gain (loss) on investment in equity securities	741	332	6,494	(589)
Interest expense, net	(3,636)	(5,438)	(7,405)	(10,922)
Other (expense) income, net	(468)	1,739	(1,119)	1,937

Income Before Income Tax Expense	37,097	10,525	77,318	30,512

Income tax expense	12,386	1,976	23,115	6,282

Net Income	$24,711	$8,549	$54,203	$24,230

Dividends on Series A Convertible Preferred Stock	—	(407)	—	(813)

Net Income Available to Common Shareholders	$24,711	$8,142	$54,203	$23,417

Basic and Diluted Income Per Share:
Basic Income Per Share	$1.09	$0.37	$2.40	$1.07
Diluted Income Per Share	$1.05	$0.36	$2.32	$1.05

Basic Weighted-Average Shares Outstanding	21,158	19,834	21,036	19,721
Diluted Weighted-Average Shares Outstanding	21,915	20,308	21,785	20,177

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$360,212	$285,585
Restricted cash	35	36
Accounts receivable, net	274,469	281,082
Inventories	143,149	143,067
Prepaid expenses and other current assets	31,942	34,216
Investment in equity securities	15,626	9,131
Total Current Assets	825,433	753,117
Non-current Assets
Property and equipment, net	73,223	62,476
Deferred tax assets, net	71,495	69,072
Intangible assets, net	449,857	479,526
Goodwill	62,480	62,480
Other non-current assets	11,624	13,706
Total Assets	$1,494,112	$1,440,377
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$73,830	$62,583
Accrued royalties	55,830	48,497
Accrued compensation and related expenses	27,154	37,897
Accrued government rebates	41,392	43,154
Returned goods reserve	44,013	49,504
Accrued expenses and other	16,575	16,970
Income taxes payable	3,532	2,239
Current debt, net	21,329	17,268
Total Current Liabilities	283,655	278,112
Non-current Liabilities
Debt, net	280,155	291,840
Convertible notes, net	309,009	307,927
Contingent consideration	8,546	9,610
Other non-current liabilities	15,535	12,164
Total Liabilities	$896,900	$899,653
Stockholders’ Equity
Common Stock	3	3
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(53,817)	(33,249)
Additional paid-in capital	620,249	596,036
Retained earnings (Accumulated deficit)	31,104	(23,099)
Accumulated other comprehensive (loss) income, net of tax	(327)	1,033
Total Stockholders’ Equity	597,212	540,724
Total Liabilities and Stockholders’ Equity	$1,494,112	$1,440,377

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended June 30,			Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2026	2025		2026	2025	2026	2025	2026	2025	2026	2025
Net Income	$24,711	$8,549	As reported:	$266,044	$211,371	$100,158	$74,615	$91,661	$81,771	$14,747	$16,535

Add/(Subtract):
Interest expense, net	3,636	5,438
Other expense (income), net	468	(1,739)
Income tax expense	12,386	1,976
Depreciation and amortization	19,640	23,281
Contingent consideration fair value adjustment	(622)	1,277
Unrealized gain on investment in equity securities	(741)	(332)
Stock-based compensation	11,406	9,603	Stock-based compensation	—	—	(552)	(405)	(10,238)	(8,615)	(616)	(583)
M&A transaction and integration expenses	40	823	M&A transaction and integration expenses	—	—	—	—	(40)	(823)	—	—
Litigation expenses	673	5,201	Litigation expenses	—	—	—	—	(673)	(5,201)	—	—
Adjusted non-GAAP EBITDA	$71,597	$54,077	As adjusted:	$266,044	$211,371	$99,606	$74,210	$80,710	$67,132	$14,131	$15,952

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Six Months Ended June 30,			Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2026	2025		2026	2025	2026	2025	2026	2025	2026	2025
Net Income	$54,203	$24,230	As reported:	$503,506	$408,493	$193,740	$147,652	$165,316	$158,299	$25,347	$27,099

Add/(Subtract):
Interest expense, net	7,405	10,922
Other expense (income), net	1,119	(1,937)
Income tax expense	23,115	6,282
Depreciation and amortization	40,559	46,172
Contingent consideration fair value adjustment	(804)	(10,815)
Unrealized (gain) loss on investment in equity securities	(6,494)	589
Stock-based compensation	21,597	18,470	Stock-based compensation	—	—	(1,047)	(780)	(19,310)	(16,581)	(1,240)	(1,109)
M&A transaction and integration expenses	301	2,617	M&A transaction and integration expenses	—	—	—	—	(301)	(2,617)	—	—
Litigation expenses and settlement proceeds	(6,407)	8,192	Litigation expenses and settlement proceeds	—	—	—	—	6,407	(8,192)	—	—
Severance	—	105	Severance	—	—	—	—	—	(105)	—	—
Adjusted non-GAAP EBITDA	$134,594	$104,827	As adjusted:	$503,506	$408,493	$192,693	$146,872	$152,112	$130,804	$24,107	$25,990

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: US GAAP Gross Margin to Non-GAAP Gross Margin Reconciliation
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net revenues	$266,044	$211,371	$503,506	$408,493
GAAP cost of sales (excluding depreciation and amortization)	100,158	74,615	193,740	147,652
GAAP gross profit	$165,886	$136,756	$309,766	$260,841
Stock-based compensation	552	405	1,047	780
Non-GAAP gross profit	$166,438	$137,161	$310,813	$261,621
GAAP gross margin	62.4%	64.7%	61.5%	63.9%
Non-GAAP gross margin	62.6%	64.9%	61.7%	64.0%

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 5: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income Available to Common Shareholders	$24,711	$8,142	$54,203	$23,417

Add/(Subtract):
Non-cash interest expense	137	252	354	511
Depreciation and amortization	19,640	23,281	40,559	46,172
Contingent consideration fair value adjustment	(622)	1,277	(804)	(10,815)
Unrealized (gain) loss on investment in equity securities	(741)	(332)	(6,494)	589
Stock-based compensation	11,406	9,603	21,597	18,470
M&A transaction and integration expenses	40	823	301	2,617
Litigation expenses and settlement proceeds	673	5,201	(6,407)	8,192
Severance	—	—	—	105
Other expense (income)	442	(1,773)	1,104	(2,009)
Less:
Estimated tax impact of adjustments	(8,054)	(9,966)	(13,055)	(16,596)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$47,632	$36,508	$91,358	$70,653
Diluted Weighted-Average
Shares Outstanding	21,915	20,308	21,785	20,177
Adjusted Diluted Weighted-Average (2)
Shares Outstanding	21,575	20,308	21,440	20,177

Adjusted non-GAAP
Diluted Earnings per Share	$2.21	$1.80	$4.26	$3.50

(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.
(2) Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to fully offset the dilutive effect of the senior convertible notes recognized in the calculation of GAAP diluted EPS, and therefore 340,000 shares and 345,000 shares, for the three and six months ended June 30, 2026, respectively, have been excluded from the calculation of Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding.